U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

INFORMATION REQUIRED IN PROXY STATEMENT

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No.   )

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the Appropriate Box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

HANA BIOSCIENCES, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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HANA BIOSCIENCES, INC.
7000 Shoreline Court, Suite 370
South San Francisco, CA 94080

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
December 17, 2009

To Our Stockholders:

You are cordially invited to attend a Special Meeting of Stockholders of Hana Biosciences, Inc., a Delaware corporation (the “Company”). The Special Meeting will be held at 8:00 a.m. (PST) on December 17, 2009, at the Radisson Hotel San Francisco Airport Bay Front, 5000 Sierra Point Parkway, Brisbane, CA 94005, or at any adjournment or postponement thereof, for the purpose of considering and taking action on a proposal to amend the Company’s Amended & Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 100 million to 200 million. The Board of Directors of the Company has approved the foregoing proposal and recommends that the stockholders of the Company vote in its favor.

Only stockholders of record as of the close of business on November 10, 2009, or their legal representatives, are entitled to notice and to vote at the Special Meeting or any adjournment thereof. Each stockholder is entitled to one vote per share on all matters to be voted on at the Special Meeting.

All stockholders are invited to attend the Special Meeting in person. Whether or not you plan to attend the Special Meeting, please date, sign, and return the enclosed proxy card or vote your shares over the Internet as instructed on the proxy card, as promptly as possible. If you attend the Special Meeting, you may withdraw the proxy and vote in person.

By Order of the Board of Directors,
HANA BIOSCIENCES, INC.
/s/ Steven R. Deitcher Steven R. Deitcher, M.D. President and Chief Executive Officer
November 13, 2009

PROXY STATEMENT
OF
HANA BIOSCIENCES, INC.

SPECIAL MEETING OF STOCKHOLDERS TO BE HELD
December 17, 2009

The enclosed proxy is solicited on behalf of the Board of Directors (the “Board”) of Hana Biosciences, Inc., a Delaware corporation (the “Company,” “we,” “us,” or “our”), for use at the Special Meeting of Stockholders to be held on December 17, 2009, at 8:00 a.m. PST (the “Special Meeting”), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Special Meeting. The Special Meeting will be held at the Radisson Hotel San Francisco Airport Bay Front, 5000 Sierra Point Parkway, Brisbane, CA 94005. We intend to first mail this proxy statement, as well as the enclosed proxy card, on or about November 13, 2009, to all stockholders entitled to vote at the Special Meeting.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The proxy statement and proxy card are available at http://www.vfnotice.com/hana/

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Why am I receiving these materials?

We sent you this proxy statement, as well as the enclosed proxy card, because our Board of Directors is soliciting your proxy to vote at the Special Meeting. You are invited to attend the Special Meeting to vote on the proposals described in this proxy statement. The Special Meeting will be held on December 17, 2009 at 8:00 a.m. (PST) at the Radisson Hotel San Francisco Airport Bay Front, 5000 Sierra Point Parkway, Brisbane, CA 94005. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card. You may also be able to vote your shares over the Internet as described below and on the enclosed proxy card.

We intend to mail this proxy statement and accompanying proxy card on or about November 13, 2009, to all stockholders entitled to vote at the Special Meeting.

Who can vote at the Special Meeting?

Only stockholders of record at the close of business on November 10, 2009, will be entitled to vote at the Special Meeting. On this record date, there were 76,145,146 shares of our common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If on November 10, 2009, the record date, your shares were registered directly in your name with our transfer agent, Corporate Stock Transfer, then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the Special Meeting, we urge you to fill out and return the enclosed proxy card or vote your shares over the Internet as instructed below and on the proxy card to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on November 10, 2009, the record date, your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Special Meeting.

As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the Special Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

The only matter scheduled for a vote at the Special Meeting is a proposal to amend the Company’s Amended & Restated Certificate of Incorporation to increase the number of shares of Common Stock that the Company is authorized to issue from 100,000,000 to 200,000,000 shares.

How do I vote?

You may either vote “For” the proposal to amend the Certificate of Incorporation, “Against” the proposal, or you may “Abstain” from voting on such proposal. The procedures for voting are as follows:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the Special Meeting, or vote by proxy using the enclosed proxy card or by voting your shares over the Internet. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person if you have already voted by proxy.

•	To vote in person, come to the Special Meeting, where a ballot will be made available to you.
•	To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Special Meeting, we will vote your shares as you direct.
•	To vote your shares over the Internet, visit vote.corporatestock.com and enter the control number found on the enclosed proxy card.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from us. Simply complete and mail the proxy card to ensure that your vote is counted. Alternatively, you may vote by telephone or over the Internet as instructed by your broker or bank, if your broker or bank makes telephone or Internet voting available. To vote in person at the Special Meeting, you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

How many votes do I have?

You have one vote for each share of common stock you own as of the close of business on November 10, 2009, which is the record date established by our Board of Directors for stockholders eligible to vote at the Special Meeting.

What if I return a proxy card but do not make specific choices?

If you return a signed and dated proxy card without marking any voting selections, your shares will be voted “For” the proposal to amend the Company’s Certificate of Incorporation. If any other matter is properly presented at the meeting, your proxy (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Officers, directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Yes.  You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

•	You may submit another properly completed proxy card with a later date.
•	You may send a written notice that you are revoking your proxy to our Corporate Secretary at 7000 Shoreline Court, Suite 370, South San Francisco, CA 94080.
•	You may attend the meeting and vote in person. However, simply attending the Special Meeting will not, by itself, revoke your proxy.

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

What are the quorum and voting requirements for the Special Meeting?

The inspector of elections appointed for the Special Meeting will tabulate votes cast by proxy or in person at the Special Meeting. The inspector of elections will also determine whether or not a quorum is present. In order to constitute a quorum for the conduct of business at the Special Meeting, a majority of the outstanding shares of Common Stock entitled to vote at the Special Meeting must be present or represented by proxy at the Special Meeting. Shares that abstain from voting on any proposal, or that are represented by “broker non-votes,” will be treated as shares that are present and entitled to vote at the Special Meeting for purposes of determining whether a quorum exists.

Approval of the proposed amendment to the Certificate of Incorporation requires the affirmative vote of a majority of the shares of Common Stock outstanding on the Record Date. Abstentions will have the same effect as a negative vote. Your vote will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the Special Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, either the chairman of the Special Meeting or a majority of the votes present may adjourn the Special Meeting to another date. The approval of the proposed amendment is considered a “routine proposal” on which the Company expects that brokers or other nominees will be entitled to vote without receiving instructions from the record holder of the applicable shares of Common Stock. Accordingly, the Company does not expect broker non-votes from this proposal.

How can I find out the results of the voting at the Special Meeting?

Preliminary voting results will be announced at the Special Meeting. Final voting results will be published in our annual report on Form 10-K for the year ended December 31, 2009.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of our common stock as of November 10, 2009 by: (i) each director and nominee for director; (ii) each of our current executive officers; (iii) all of our directors and executive officers as a group; and (iv) all those known by us to be beneficial owners of at least 5% of our common stock. Beneficial ownership is determined under rules promulgated by the SEC. Under those rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days of the date hereof, through the exercise or conversion of any stock option, convertible security, warrant or other right. Inclusion of shares in the table does not, however, constitute an admission that the named stockholder is a direct or indirect beneficial owner of those shares. Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares that power with that person’s spouse) with respect to all shares of capital stock listed as owned by that person or entity. Unless otherwise indicated, the address of each of the following persons is c/o Hana Biosciences, Inc., 7000 Shoreline Court, Suite 370, South San Francisco, CA 94080.

Name	Shares Beneficially Owned	Percent of Class
Steven R. Deitcher(1)	786,668	1.0
Anne E. Hagey(2)	66,667	*
John P. Iparraguirre(3)	332,561	*
Arie S. Belldegrun(4)	188,201	*
Paul V. Maier(5)	57,000	*
Leon E. Rosenberg(6)	259,201	*
Michael Weiser(7)	750,963	*
Linda E. Wiesinger(8)	86,000	*
All directors and officers as a group (8 persons)	2,527,261	3.2
James E. Flynn(9) 780 Third Avenue, 37th Floor New York, NY 10017	18,964,955	24.4
OrbiMed Advisors LLC(10) 767 Third Avenue, 30th Floor New York, NY 10017	11,090,578	9.9
Perceptive Life Sciences Master Fund, Ltd.(11) 499 Park Avenue, 25th Floor New York, NY 10022	13,935,406	9.9
Quogue Capital LLC(12) 1285 Avenue of the Americas, 35th Floor New York, NY 10019	12,128,510	9.9

*	represents less than 1%.
(1)	Includes 766,668 shares issuable upon the exercise of stock options.
(2)	Represents shares issuable upon the exercise of stock options.
(3)	Includes (i) 316,535 shares issuable upon the exercise of stock options, and (ii) 100 shares held by Mr. Iparraguirre’s spouse.
(4)	Represents shares issuable upon the exercise of stock options.
(5)	Includes 50,000 shares issuable upon the exercise of stock options.
(6)	Includes 258,201 shares issuable upon the exercise of stock options.
(7)	Includes (i) 160,000 shares issuable upon the exercise of stock options, and (ii) 29,296 shares issuable upon the exercise of warrants.
(8)	Includes 80,000 shares issuable upon the exercise of stock options.

(9)	Includes (i) 4,646,899 shares of our common stock and warrants to purchase 464,689 shares of our common stock held by Deerfield Private Design Fund, L.P.; (ii) 7,485,997 shares of our common stock and warrants to purchase 748,598 shares of our common stock held by Deerfield Private Design International, L.P.; (iii) 3,451,799 shares of our common stock and warrants to purchase 156,999 shares of our common stock held by Deerfield Special Situations Fund International Limited; and (iv) 1,924,316 shares of our common stock and warrants to purchase 85,658 shares of our common stock held by Deerfield Special Situations Fund, L.P. Deerfield Capital, L.P. is the general partner of Deerfield Private Design Fund, L.P., Deerfield Private Design International, L.P., and Deerfield Special Situations Fund, L.P. Deerfield Management Company, L.P. is the investment manager of Deerfield Special Situations Fund International Limited. James E. Flynn, the managing member of Deerfield Capital, L.P. and Deerfield Management Company, L.P., holds voting and dispositive power over the shares held by Deerfield Private Design Fund, L.P., Deerfield Private Design International, L.P., Deerfield Special Situations Fund International Limited and Deerfield Special Situations Fund, L.P.
(10)	OrbiMed Advisors LLC and OrbiMed Capital LLC (collectively, “OrbiMed”) beneficially hold shares and share equivalents issuable from warrants on behalf of Caduceus Capital Master Fund Limited (2,700,000 common shares and 1,260,000 warrants), Caduceus Capital II, L.P. (1,900,000 common shares and 850,000 warrants), UBS Eucalyptus Fund, LLC (1,900,000 common shares and 850, 000 warrants), PW Eucalyptus Fund, Ltd. (180,000 common shares, and 84,000 warrants), and Summer Street Life Sciences Hedge Fund Investors LLC (932,000 common shares and 434,578 warrants). The ability of OrbiMed to convert the warrants into common shares is subject to certain limitations. Specifically, the warrants may only be converted to the extent that the conversion would not cause OrbiMed to be the beneficial owner of greater than 9.99% of the outstanding shares of our common stock.
(11)	Includes 6,323,406 shares issuable upon the exercise of warrants, the provisions of which restrict the exercise of such warrants to the extent that, upon such exercise, the number of shares that are beneficially owned by such holder and its affiliates and any other persons or entities with which such holder would constitute a Section 13(d) “group,” would exceed 9.99% of the total number of shares of our common stock then outstanding.
(12)	Includes 4,516,510 shares issuable upon the exercise of warrants, the provisions of which restrict the exercise of such warrants to the extent that, upon such exercise, the number of shares that are beneficially owned by such holder and its affiliates and any other persons or entities with which such holder would constitute a Section 13(d) “group,” would exceed 9.99% of the total number of shares of our common stock then outstanding.

PROPOSAL:
AMENDMENT TO CERTIFICATE OF INCORPORATION

The Board of Directors has unanimously approved, subject to stockholder approval, an amendment to the Company’s Certificate of Incorporation to increase the number of authorized common shares from one hundred million (100,000,000) to two hundred million (200,000,000). The Board of Directors has determined that this amendment is advisable and in the best interests of the Company and its stockholders.

At the Special Meeting, stockholders will be asked to consider and vote upon this amendment. The Board of Directors recommends that stockholders vote FOR the amendment.

Reasons for the Amendment

Currently, the Company is authorized to issue 100,000,000 shares of Common Stock. Of the 100,000,000 common shares authorized, as of November 10, 2009, there were 76,145,146 shares issued and outstanding and 23,390,786 shares reserved for issuance upon the exercise of outstanding options and warrants. Consequently, the Company has fewer than 300 shares of Common Stock available for future issuances. As a general matter, the Board of Directors believes this number is insufficient since the Company has almost no shares available to issue in future equity or equity-based financings (e.g., sales of shares of common stock by the Company), as incentives to attract and retain its employees (e.g., through the use of stock option grants) or for other general corporate purposes. Therefore, the Board of Directors has proposed the increase in authorized common shares as a means of providing it with the flexibility to act with respect to the issuance of common shares or securities exercisable for, or convertible into, common shares in circumstances which it believes will advance the interests of the Company and its stockholders without the delay of seeking an amendment to the Certificate of Incorporation at that time.

Ability of the Board to Issues Shares; Effect of Proposal on Stockholders

If the amendment is approved by the stockholders, the additional common shares authorized by the amendment may be issued from time to time upon authorization by the Board of Directors, without further approval by the stockholders unless required by applicable law, rule or regulation. Shares may be issued for such consideration as the Board of Directors may determine and as may be permitted by applicable law. If the stockholders approve this proposal to amend the Certificate of Incorporation to increase the number of authorized shares of common stock, you may be substantially diluted by future issuances.

In October 2009, the Company completed a financing involving the sale of 43,562,142 shares of common stock and warrants to purchase an additional 16,491,104 shares of common stock, which resulted in gross cash proceeds of approximately $12.4 million plus the satisfaction of an existing debt obligation of approximately $3.9 million. The Company expects that these proceeds, together with its existing capital, are sufficient to fund the Company’s planned operations until approximately the middle of 2010. Accordingly, the Company will need additional capital to fund its operations beyond that period and may, if the proposal to amend the Certificate of Incorporation is approved at the Special Meeting, sell additional shares of its common stock or other securities exchangeable for or convertible into shares of common stock. As of the date of this proxy statement, the Company has not had any discussions with any parties regarding such a financing and has not contemplated the terms of any such financing transaction.

Further, prior to the completion of its private placement shares of common stock and warrants to purchase common stock in October 2009, the Company reduced the number of shares of common stock available for issuance under its 2003 Stock Option Plan and 2004 Stock Incentive Plan to 668,342 shares and 5,013,257 shares, respectively. If the stockholders approve the proposed amendment to the Certificate of Incorporation, the Board of Directors plans to increase the number of shares available for issuance under the 2003 Stock Option Plan and 2004 Stock Incentive Plan to their original levels prior to the October 2009 private placement.

Vote Required

The authorization to amend the Company’s Certificate of Incorporation requires the affirmative vote of the holders of a majority of the voting power of the outstanding shares of Common Stock. A stockholder who abstains with respect to this proposal is considered to be present and entitled to vote on this proposal at the Special Meeting, and is in effect casting a negative vote, but a stockholder (including a broker) who does not give authority to a proxy to vote, or withholds authority to vote on this proposal, shall not be considered present and entitled to vote on this proposal.

Effective Date of Amendment to Certificate of Incorporation

If approved by the stockholders, it is anticipated that the amendment to the Certificate of Incorporation will become effective upon the filing of a certificate of amendment with the Secretary of State for the State of Delaware, which filing is expected to occur as soon as practicable after the Special Meeting. However, even if the proposed amendment is approved by our stockholders, our board of directors may, in its discretion, determine to abandon the amendment to the Certificate of Incorporation.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSAL TO AMEND THE CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED COMMON SHARES.

OTHER MATTERS

The Board of Directors does not intend to present to the Special Meeting any other matter not referred to above and does not presently know of any matters that may be presented to the Special Meeting by others.

INDEX TO
APPENDICES TO PROXY STATEMENT

Appendix	Description
A	Form of Certificate of Amendment of the Certificate of Incorporation of Hana Biosciences, Inc.

Appendix A

[FORM OF]
CERTIFICATE OF AMENDMENT
OF THE
CERTIFICATE OF INCORPORATION
OF
HANA BIOSCIENCES, INC.

Pursuant to Section 242 of the General
Corporation Law of the State of Delaware

It is hereby certified that:

FIRST:  Hana Biosciences, Inc., is a corporation formed under the laws of the State of Delaware, and its Certificate of Incorporation was filed in the office of the Secretary of State on December 6, 2003.

SECOND:  The Certificate of Incorporation is hereby amended by deleting the text of Section 4 in its entirety and replacing it with the following:

“4. Number of Shares.  The total number of shares of all classes of stock that the Corporation shall have authority to issue is Two Hundred Ten Million (210,000,000) shares consisting of: Two Hundred Million (200,000,000) shares of common stock, $0.001 par value per share (“Common Stock”); and Ten Million (10,000,000) shares of preferred stock, $0.001 par value per share (“Preferred Stock”).

The Preferred Stock may be divided into, and may be issued from time to time in one or more series. The Board of Directors of the Corporation (“Board”) is authorized from time to time to establish and designate any such series of Preferred Stock, to fix and determine the variations in the relative rights, preferences, privileges and restrictions as between and among such series and any other class of capital stock of the Corporation and any series thereof, and to fix or alter the number of shares comprising any such series and the designation thereof. The authority of the Board from time to time with respect to each such series shall include, but not be limited to, determination of the following:

a. The designation of the series;

b. The number of shares of the series and (except where otherwise provided in the creation of the series) any subsequent increase or decrease therein;

c. The dividends, if any, for shares of the series and the rates, conditions, times and relative preferences thereof;

d. The redemption rights, if any, and price or prices for shares of the series;

e. The terms and amounts of any sinking fund provided for the purchase or redemption of the series;

f. The relative rights of shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation;

g. Whether the shares of the series shall be convertible into shares of any other class or series of shares of the Corporation, and, if so, the specification of such other class or series, the conversion prices or rate or rates, any adjustments thereof, the date or dates as of which such shares shall be convertible and all other terms and conditions upon which such conversion may be made;

h. The voting rights, if any, of the holders of such series; and

i. Such other designations, powers, preference and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof.”

THIRD:  This amendment to the Certificate of Incorporation has been duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware.

The undersigned is signing this certificate on , 2009.

Steven R. Deitcher, M.D.
President & Chief Executive Officer

HANA BIOSCIENCES, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

SPECIAL MEETING OF STOCKHOLDERS
DECEMBER 17, 2009

PROXY

SPECIAL MEETING OF STOCKHOLDERS OF

HANA BIOSCIENCES, INC.
FOLD AND DETACH HERE AND READ THE REVERSE SIDE

The undersigned, a stockholder of Hana Biosciences, Inc., hereby appoints Steven R. Deitcher and Tyler M. Nielsen, and each of them, as proxies, with full power of substitution, to vote on behalf of the undersigned the number of shares which the undersigned is then entitled to vote, at the Special Meeting of Stockholders of Hana Biosciences, Inc. to be held at the Radisson Hotel San Francisco Airport Bay Front, 5000 Sierra Point Parkway, Brisbane, CA 94005 at 8:00 a.m. (PST), on December 17, 2009, and at any and all adjournments thereof, with all the powers which the undersigned would possess if personally present, in the manner directed herein.

PROPOSAL:  To approve and adopt an amendment to the Company’s certificate of incorporation to increase the number of authorized shares of common stock from 100,000,000 to 200,000,000, as more fully described in the Company’s Proxy Statement relating to the Special Meeting.

FOR ☐	AGAINST ☐	ABSTAIN ☐

The Board of Directors Recommends a Vote FOR this Proposal.

(Continued, and to be marked, dated and signed, on the other side)

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The proxy statement and proxy card are available at http://www.vfnotice.com/hana/

The undersigned hereby revokes all previous proxies relating to the shares covered hereby and acknowledges receipt of the Notice and Proxy Statement relating to the Special Meeting of Shareholders.

Dated: , 2009

Signature

Signature of jointly held

TO VOTE ONLINE VOTE.CORPORATESTOCK.COM
CONTROL #

MARK, SIGN AND DATE YOUR PROXY CARD AND RETURN IT IN THE POSTAGE-PAID ENVELOPE PROVIDED.